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                                                                   EXHIBIT 10.27


                                   AGREEMENT


          This AGREEMENT (this "Agreement") is made and entered into as of this 31st day of July, 1997 by and between ST ENTERPRISES, LTD., a Delaware corporation (the "Company"), and JOHN P. DUDA, an employee of the Company (the "Executive").


                                   RECITALS:

          WHEREAS, the Company and the Executive desire to set forth herein the terms and conditions of certain severance arrangements for the Executive.

          NOW, THEREFORE, in consideration of the mutual promises, agreements and mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

          1.   Termination Upon a Change of Control. In the event that the
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Company terminates the Executive's employment with the Company upon a Change of
Control (as defined below), the Executive shall be entitled to receive from the Company in a lump sum payment, an amount equal to the Executive's base salary as of the date of termination for a period of twelve (12) months. In addition, the Company shall maintain the Executive's long term disability and medical benefits for a period of twelve (12) months following the date of termination. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if: (a) the stockholders of the Company or MJD Communications, Inc. ("MJD") on the date hereof, and following the consummation of the transactions contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of March 6, 1997 by and among MJD, MJD Partners, L.P., Carousel Capital Partners, L.P., Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., no longer own, either directly or indirectly, shares of capital stock of the Company entitling them to 51% in the aggregate of the voting power for the election of the directors of the Company, as a result of a merger or consolidation of the Company, a transfer of capital stock of the Company or otherwise, or (b) the Company or MJD sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of its property or assets to any other person or entity.
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          2.   Termination Without Cause. In the event that the Executive's
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employment with the Company is terminated without "cause" and not as a result of a Change of Control, the Executive shall be entitled to receive in a lump sum payment from the Company, an amount equal to the Executive's base salary for such period as of the date of termination for a period of six (6) months plus all accrued and unpaid base salary and benefits as of the date of termination.
In addition, the Company shall maintain the Executive's long term disability and medical benefits for a period of six (6) months following the date of termination. For purposes of this Agreement, the term "cause" shall mean:

               (a) misappropriating any funds or any material property of the Company;

               (b) obtaining or attempting to obtain any material personal profit from any transaction in which the Executive has an interest which is adverse to the interest of the Company unless the Company shall first give its consent to such transaction;

               (c) (i) neglecting or refusing to perform the duties required by the terms of his employment, (ii) the willful taking of actions which directly impair the Employee's ability to perform the duties required by the terms of his employment; or (iii) taking any action detrimental to the Company's goodwill or damaging to the Company's relationships with its customers, suppliers or employees; provided that such neglect or refusal, action or breach shall have continued for a period of twenty (20) days following written notice thereof;

               (d)  being convicted of or pleading nolo contendere to any crime
                                                   ---- ----------
     or offense constituting a felony under applicable law or any crime or offense involving fraud or moral turpitude;

               (e) acting or refraining from acting in respect of any of the duties required by the terms of his employment and the Board of Directors of the Company determines that such action or inaction constituted gross negligence or a willful act of malfeasance or misfeasance; or

               (f) any material intentional failure to comply with applicable laws or governmental regulations.

          3.   Termination for Cause.  In the event that the Executive's
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employment is terminated for cause, the Executive shall not be entitled to any benefits pursuant to this Agreement.
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          4.   Severability.  If any provision of this Agreement is held to be
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illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

          5.   Miscellaneous.
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               (a)  Counterparts.  This Agreement may be executed in several
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     counterparts each of which is an original.  This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

               (b)  Contents of Agreement; Parties In Interest, Etc.  This
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     Agreement sets forth the entire understanding of the parties.  Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Company and the Employee. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other party hereto.

               (c)  NEW YORK LAW TO GOVERN.  THIS AGREEMENT SHALL BE CONSTRUED
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     AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT
     REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

               (d)  Section Headings.  The section headings herein have been
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     inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

               (e)  Notices.  All notices, requests, demands and other
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     communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered or certified mail, postage prepaid, or by facsimile transmission (with a copy simultaneously sent by registered or certified mail, postage prepaid), as follows (or to such other address as shall be set forth in a notice given in the same manner):
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                    (1)  If to the Company, to:

                         ST Enterprises, Ltd.
                         c/o MJD Communications, Inc.
                         521 East Morehead Street, Suite 250
                         Charlotte, North Carolina 28202
                         Facsimile:  (704) 344-8150

                         Attn: Eugene B. Johnson


                         Copies to:

                         Paul Hastings Janofsky & Walker LLP
                         399 Park Avenue
                         New York, New York  10022-4697
                         Facsimile:  (212) 319-4090

                         Attn: Neil A. Torpey, Esq.

                    (2)  If to the Executive, to:

                         John P. Duda
                         6733 N. Baltusrol Lane
                         Charlotte, NC 28210

               (f)  Modification and Waiver.  Any of the terms or conditions of
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     this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended at any time by the Company and the Executive. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

               (g)  Third Party Beneficiaries. Except as otherwise expressly set
                    -------------------------
     forth herein, no individual or entity shall be a third-party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

               (h)  Termination of Prior Arrangements.  The parties hereto
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     acknowledge and agree that this Agreement supersedes and terminates all
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     existing severance agreements or arrangements between the Company or any of its affiliates and the Executive including without limitation the severance arrangements approved by the Compensation Committee of the Company on
     August 17, 1994, without any liability thereunder from the Company, the Buyers (as defined in the Stock Purchase Agreement) or the Subsidiaries (as defined in the Stock Purchase Agreement).
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          IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be duly executed as of the date first above written.

EXECUTIVE                               EMPLOYER

                                        ST ENTERPRISES, INC.
______________________
John P. Duda
                                        By:
                                            Name:
                                            Title: